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EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PRO FORMA LOSS PER SHARE
(Dollars in thousands, except per share data)

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                                                                         Year
                                                                         Ended
                                                                       31-Dec-97
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Actual Net Loss.........................................              $    18,992
Add: Preferred Dividends................................                    9,150
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Pro Forma Net Loss......................................              $    28,142
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Pro Forma Shares Outstanding:

Common Stock, issued and outstanding....................               82,530,000
Shares assumed issuable related to
  conversion of Series A Preferred Stock................                6,988,850
Shares to be issued the proceeds from
  which will be used to pay accrued dividends
  at $19.00 per share...................................                  481,573
Stock options:
  Shares issuable related to stock options..............   1,158,040
  Less: Shares assumed repurchased at
    $19.00 per share....................................    (398,091)
                                                          ----------
Shares to be issued related to stock options............                  759,949
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Pro Forma Shares Outstanding............................               90,760,372
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Pro Forma Net Loss Per Share............................                    $0.31
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Pro Forma Net Loss......................................              $    28,142
Less: Amortization of Loan Discount.....................                      (35)
Less: Interest Expense..................................                   (3,246)
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Supplemental Pro Forma Net Loss.........................              $    24,861
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Supplemental Pro Forma Shares Outstanding:

Pro Forma Shares Outstanding............................               90,760,372

Shares to be issued the proceeds from
  which will be used to pay notes payable,
  account payable and accrued interest
  at $19.00 per share...................................                2,378,829
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Supplemental Pro Forma Shares Outstanding...............               93,139,201
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Supplemental Pro Forma Net Loss Per Share...............                    $0.27
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